Exhibit 99.2

CT Communications, Inc.
Supplemental Information
Fourth Quarter 2003

ILEC – Concord Telephone

	4Q 2003	4Q 2002	% Change

Cap Ex as % of Revenue	13.7%	15.2%
Business Access Lines	29,137	31,085	(6.3%)
Residential Access Lines	86,401	88,660	(2.5%)
Gross Adds	3,083	2,787	10.6%
Disconnects	3,760	3,780	(0.5%)
Net Adds/(Losses)	(677)	(993)	31.8%
Monthly Churn Rate	1.1%	1.1%
Long Distance Penetration	73.3%	70.6%
DSL Penetration of ILEC Lines	7.9%	5.2%

CLEC – CTC Exchange Services

	4Q 2003	4Q 2002	% Change

Cap Ex as % of Revenue	6.0%	14.2%
T-1/PRI Facility Based Lines	16,327	15,622	4.5%
B-1/R-1 Facility Based Lines	8,163	7,554	8.1%
Resale and UNE-P Lines	5,000	3,981	25.6%
Gross Adds	1,836	1,937	(5.2%)
Disconnects	1,102	982	12.2%
Net Adds/(Losses)	734	955	(23.1%)
Monthly Churn Rate	1.3%	1.2%
CLEC LD Lines	11,710	10,768	8.7%
Out of Area LD Only Lines	3,578	3,284	9.0%
LD Penetration of CLEC Lines	39.7%	39.7%

Greenfield

	4Q 2003	4Q 2002	% Change

Cap Ex as % of Revenue	84.8%	177.8%
Business Lines	3,863	3,446	12.1%
Residential Lines	6,232	3,066	103.3%
Gross Adds	1,512	1,116	35.5%
Disconnects	526	361	45.7%
Net Adds/(Losses)	986	755	30.6%
Monthly Churn Rate	1.8%	1.9%
Greenfield LD Lines	4,806	2,577	86.5%
LD Penetration of Grfld. Lines	47.6%	39.6%
DSL Penetration of Grfld. Lines	10.1%	7.5%

Digital Wireless – CTC Wireless

	4Q 2003	4Q 2002	% Change

Cap Ex as % of Revenue	1.9%	5.9%
Gross Adds	4,125	2,892	42.6%
Disconnects	2,445	2,267	7.9%
Net Adds/(Losses)	1,680	625	168.8%
Monthly Churn Rate	2.2%	2.3%
Subscriber Monthly ARPU	$44.09	$46.76	(5.7%)
Cell Sites	79	77	2.6%

Internet & Data – CTC Internet Services

	4Q 2003	4Q 2002	% Change

Cap Ex as % of Revenue	17.4%	21.4%
DSL Net Adds/(Losses)	592	790	(25.1%)
Dial-Up Net Adds/(Losses)	(697)	(333)	(109.3%)
High Speed Net Adds/(Losses)	9	(13)	169.2%